SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a party other than the Registrant [_]

Check the appropriate box:

[_]    Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]    Definitive Proxy Statement
[_]    Definitive Additional Materials
[_]    Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                       American Biogenetic Sciences, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


    ------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]    No fee required

[_]    Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

       1)     Title of each class of securities to which transaction applies:

       2)     Aggregate number of securities to which transaction applies:

       3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

       4)     Proposed maximum aggregate value of transaction:

       5)     Total fee paid:

[_]    Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       1)     Amount Previously Paid:

       2)     Form, Schedule or Registration Statement No.:

       3)     Filing Party:

       4)     Date Filed:

                       AMERICAN BIOGENETIC SCIENCES, INC.

                                1375 AKRON STREET
                            COPIAGUE, NEW YORK 11726
                              --------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                              --------------------

                                  June 18, 1997
                              --------------------

           NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders of American Biogenetic Sciences, Inc., a Delaware corporation (the "Company"), will be held at Boston University, 595 Commonwealth Avenue, Boston,
Massachusetts, on Wednesday, June 18, 1997 at 4:00 p.m., Eastern Daylight Savings Time. The following matters are to be presented for consideration at the meeting:

                      1. The election of seven directors to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified;

                      2. A proposal to ratify the selection of Arthur Andersen LLP as the Company's independent auditors for the year ending December 31, 1997; and

                      3. The transaction of such other business as may properly come before the meeting or any adjournments or postponements thereof.

           The close of business on April 21, 1997 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the meeting and any adjournments or postponements thereof. A list of such stockholders will be open for examination by any stockholder for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting at the Boston offices of the Company, 801 Albany Street, Boston, Massachusetts.

                                       By Order of the Board of Directors,

                                               Timothy J. Roach
                                                  Secretary

May 15, 1997

WHETHER OR NOT YOU EXPECT TO ATTEND THE MEETING, PLEASE COMPLETE, DATE AND SIGN THE ENCLOSED PROXY AND MAIL IT PROMPTLY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE REPRESENTATION OF YOUR SHARES. NO POSTAGE IS NEEDED IF MAILED IN THE UNITED STATES.

                       AMERICAN BIOGENETIC SCIENCES, INC.

                                1375 AKRON STREET
                            COPIAGUE, NEW YORK 11726

                              --------------------

                                 PROXY STATEMENT
                              --------------------

           This Proxy Statement is furnished to the holders of Class A Common Stock ("Class A Common Stock") and to the sole holder of Class B Common Stock ("Class B Common Stock") of American Biogenetic Sciences, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies in the accompanying form ("Proxy" or "Proxies") to be used at the 1997 Annual Meeting of Stockholders of the Company (the "Meeting") to be held on Wednesday, June 18, 1997, at 4:00 p.m., Eastern Daylight Savings Time, at Boston University, 595 Commonwealth Avenue, Boston, Massachusetts, and at any adjournments and postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting. It is anticipated that this Proxy Statement and the Proxies will be mailed to stockholders on or about May 15, 1997. The cost of preparing, assembling and mailing the Notice of Annual Meeting, this Proxy Statement and Proxies is to be borne by the Company. The Company will also reimburse brokers who are holders of record of Class A Common Stock for their expenses in forwarding Proxies and Proxy soliciting materials to the beneficial owners of such shares. In addition to the use of the mails, Proxies may be solicited without extra compensation by directors, officers and employees of the Company by telephone, telecopy, telegraph or personal interview. Proxies properly executed and received in time for the Meeting will be voted. A stockholder who signs and returns a Proxy has the power to revoke it at any time before it is exercised by giving written notice of revocation to the Company, Attention: Secretary, by a duly executed proxy of later date, or by voting in person at the Meeting.

           The close of business on April 21, 1997 has been fixed as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting. There were outstanding, as of the close of business on that date, 17,962,995 shares of Class A Common Stock and 1,475,500 shares of Class B Common Stock. A majority of the total of such outstanding shares of Class A Common Stock and Class B Common Stock, represented in person or by Proxy at the Meeting, is required to constitute a quorum for the transaction of business at the Meeting. Holders of Class A Common Stock have one vote for each share thereof held of record and the holder of Class B Common Stock has ten votes for each share thereof held of record. The Class A Common Stock and Class B Common Stock will vote as one class on all matters proposed herein to be submitted to stockholders at the Meeting. Proxies submitted which contain abstentions or broker nonvotes will be deemed present at the Meeting in determining the presence of a quorum. Shares subject to abstentions with respect to any matter are considered shares entitled to, and voted, with respect to that matter. Shares subject to broker nonvotes with respect to any matter are not considered as shares entitled to vote with respect to that matter. Therefore, abstentions will in effect be deemed negative votes on each proposal, but broker nonvotes will not affect the results of any of the matters proposed herein to be submitted to stockholders at the Meeting.

           Unless otherwise specified, all Proxies received will be voted for the election of all nominees named herein to serve as directors and to ratify the selection of Arthur Andersen LLP as the Company's independent auditors. The Board of Directors does not intend to bring before the Meeting any matter other than those specifically described above and knows of no matters other than the foregoing to come before the Meeting. If any other matters or motions come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote such Proxy in accordance with their judgment on such matters or motions, including any matters dealing with the conduct of the Meeting.

                          SECURITY HOLDINGS OF CERTAIN
                      STOCKHOLDERS, MANAGEMENT AND NOMINEES

           The following table sets forth information at April 21, 1997 with respect to the beneficial ownership of Class A Common Stock and Class B Common Stock by (i) each person known by the Company to beneficially own more than 5% of the outstanding shares of Class A Common Stock and/or Class B Common Stock,
(ii) each director of the Company (each of whom is expected to be a nominee for election as director at the Meeting), (iii) each executive officer named in the Summary Compensation Table under the caption "Executive Compensation" below and
(iv) all executive officers and directors of the Company as a group. Each share of Class A Common Stock is entitled to one vote per share while each share of Class B Common Stock is entitled to ten votes per share. The Company understands that, except as noted below, each beneficial owner has sole voting and investment power with respect to all shares attributable to such owner.

                               Class A Common Stock(1)      Class B Common Stock
                                                Percent                   Percent
Beneficial Owner              No. Shares        of Class    No. Shares    of Class
-----------------            ------------       --------    ----------    --------
Alfred J. Roach (2)           3,284,250(2)      15.9%        1,475,500      100%

Paul E. Gargan                  191,000(3)       1.1%           ---         ---

Ellena M. Byrne                 185,000(3)(4)    1.0%           ---         ---

Timothy J. Roach                570,000(3)       3.1%           ---         ---

Gustav V. R. Born                 5,000(3)           *          ---         ---

Joseph C. Hogan                  40,000(3)           *          ---         ---

William G. Sharwell              45,000(3)           *          ---         ---

All executive officers
 and directors as a group
 (9 persons, including
  the foregoing)              4,516,750(5)      20.8%        1,475,500      100%

----------------------------

(1) Asterisk indicates less than one percent. Shares of Class A Common Stock subject to issuance upon the conversion of Class B Common Stock into Class A Common Stock and upon the exercise of options that were exercisable on, or become exercisable within 60 days after, April 21, 1997 are considered owned by the holder thereof and outstanding for purposes of computing the percentage of outstanding Class A Common Stock that would be owned by such person, but (except for the computation of beneficial ownership by all executive officers and directors as a group) are not considered outstanding for purposes of computing the percentage of outstanding Class A Common Stock owned by any other person.

(2) The address of Mr. Roach is Route 2 - Kennedy Avenue, Guaynabo, Puerto Rico 00657. Beneficial ownership of Class A Common Stock includes 1,475,000 shares of Class A Common Stock issuable upon the conversion of the same number of shares of Class B Common Stock on a share for share basis and 1,160,000 shares of Class A Common Stock subject to outstanding options.

                                              (Footnotes continued on next page)

(3) Includes shares of Class A Common Stock subject to options as follows: Dr. Paul E. Gargan, 171,000 (including 7,000 subject to options held by his wife); Ellena M. Byrne, 150,000 (including 2,500 subject to options held by her husband); Timothy J. Roach, 570,000; Gustav V.R. Born, 5,000; Joseph C. Hogan, 30,000; and William G. Sharwell, 35,000.

(4) Includes 10,000 shares owned by Ms. Byrne's son. The inclusion of these amounts should not be construed as an admission that Ms. Byrne is the beneficial owner of these shares.

(5) Includes 1,475,500 shares of Class A Common Stock issuable upon the conversion of the same number of shares of Class B Common Stock and 2,298,500 shares of Class A Common Stock subject to outstanding options.


                        PROPOSAL 1. ELECTION OF DIRECTORS

           The Company's By-Laws provide that the number of members of the Board of Directors shall be not less than three or more than nine, the exact number to be fixed by resolution of the Board of Directors. The Board of Directors presently consists of seven members. Each of the nominees, other than Gustav V.R. Born (who was elected as a director by the Board in January 1997), has been previously elected by stockholders of the Company.

           Unless authority to do so is withheld, Proxies will be voted at the Meeting for the election of each of the nominees named below to serve as directors of the Company until the next annual meeting of stockholders and until their respective successors are elected and qualified. In the event that any of the nominees should become unavailable or unable to serve for any reason, the holders of Proxies have discretionary authority to vote for one or more alternate nominees designated by the Board of Directors. The Company believes that all of the nominees are available to serve as directors.

BACKGROUND OF NOMINEES

           Alfred J. Roach, 81, has been Chairman of the Board of Directors of the Company since its organization in September 1983 and, from September 1983 until October 1988, also served as President of the Company. Mr. Roach has served as Chairman of the Board and/or President of TII Industries, Inc. ("TII"), a corporation engaged in manufacturing and marketing telecommunications products, and its predecessor since its founding in 1964. Mr. Roach devotes a majority of his time to the business of the Company.

           Paul E. Gargan, Ph.D., 40, has served the Company in various capacities since 1984. He has been President and a director of the Company since January 1994 and Chief Scientific Officer since June 1996 and was Senior Vice President - Director of Research and Development of the Company from March 1993 until January 1994. From November 1991 until March 1993, Dr. Gargan served as Vice President - Cardiovascular Products Development and, from 1984 until November 1991, Dr. Gargan served as Associate Director of Cardiovascular Research.

           Ellena M. Byrne, 46, has been Executive Vice President and a director of the Company since March 1995. From January 1986 until December 1991, Ms. Byrne served as Vice President-Administration of the Company and, from December 1991 until March 1995, Ms. Byrne served in various capacities with the Company, including Director of Operations for Europe and Asia.

           Timothy J. Roach, 50, has been Treasurer, Secretary and a director of the Company since September 1983. He has also been affiliated with TII since 1974, serving as its President since July 1980, Chief Operating Officer since May 1987, Vice Chairman of the Board since October 1993, Chief Executive Officer since January 1995 and a director since January 1978. Mr. Roach devotes such time as is necessary to the business of the Company to discharge his duties as Treasurer, Secretary and a director. Timothy J. Roach is the son of Alfred J. Roach.

           Gustav Victor Rudolf Born, M.D., D.Phil., F.R.S., 75, has been a director of the Company since January 1997. Since 1988, Dr. Born has been Research Director of The William Harvey Research Institute at St. Bartholomew's Hospital Medical College, London, England and Emeritus Professor of Pharmacology in the University of London. Among Dr. Born's distinctions, appointments and activities are: Fellowship and Royal Medal of the Royal Society; and Foundation President of the British Society for Thrombosis and Haemostasis.

           Joseph C. Hogan, Ph.D., 74, has been a director of the Company since December 1983. Dr. Hogan served as Dean of the College of Engineering of the University of Notre Dame from 1967 to 1981, following which he performed various services for the University of Notre Dame until 1985, where he remains Dean Emeritus. From 1985 until his retirement in 1987, Dr. Hogan was Director of Engineering Research and Resource Development at Georgia Tech. Dr. Hogan is a director of TII.

           William G. Sharwell, D.C.S., 76, has been a director of the Company since October 1986. Dr. Sharwell was President of Pace University in New York from 1984 until his retirement in 1990. He was Senior Vice President of American Telephone & Telegraph Company between 1976 and 1984, and previously served as Executive Vice President of Operations of New York Telephone Company. Dr. Sharwell serves as an independent general partner of Equitable Capital Partners, L.P. and Equitable Capital Partners (Retirement Fund), L.P., registered investment companies under the Investment Company Act of 1940. He also serves on the Board of Directors of TII and US Life Corporation.

MEETINGS OF THE BOARD OF DIRECTORS

           During the year ended December 31, 1996, the Board of Directors held two meetings and acted by unanimous written consent on six occasions following informal discussions. During 1996, each director attended all of the meetings of the Board of Directors and committees of the Board on which such director served that were held during the period such person served as a director.

COMMITTEES OF THE BOARD OF DIRECTORS

           The Board of Directors has an Audit and Compensation Committee, but does not have a nominating committee.

           The Audit Committee, which consists of Messrs. Hogan and Sharwell, held two meetings during 1996. It is authorized to examine and consider matters related to the audit of the Company's accounts, the financial affairs and accounts of the Company, the scope of the independent auditors' engagement and their compensation, the effect on the Company's financial statements of any proposed changes in generally accepted accounting principles, disagreements, if any, between the Company's independent auditors and management, and matters of concern to the independent auditors resulting from the audit, including the results of the independent auditors' review of internal accounting controls. This committee is also authorized to nominate independent auditors, subject to approval by the Board of Directors. The Audit Committee held two meetings during 1996.

           The Compensation Committee is authorized to consider and recommend to the Board of Directors the salaries, bonuses and other compensation arrangements with respect to the executive officers of the Company. This Committee is also empowered to grant all options under, and administer, the Company's stock option plans. The Compensation Committee is further empowered to examine, administer and make recommendations to the full Board with respect to other employee benefit plans and arrangements of the Company. The Compensation Committee presently consists of Messrs. Joseph C. Hogan and William G. Sharwell. The Compensation Committee held one meeting during 1996, and acted by unanimous written consent on eight occasions following informal discussions.

REMUNERATION OF DIRECTORS

           Directors receive no compensation for service on the Board. Each director serving on the Audit Committee receives a fee of $600 for each meeting of the committee attended by that director in person and not telephonically. All directors are reimbursed for travel expenses incurred in attending Board and committee meetings.

           The Company's 1993 Non-Employee Director Stock Option Plan, approved by stockholders at the Company's 1993 Annual Meeting of Stockholders, provides for the automatic grant of an option to purchase 10,000 shares of the Class A Common Stock to each non-employee director holding office immediately after each annual meeting of stockholders. The exercise price for each option is equal to the fair market value of the Class A Common Stock on the date of grant. All options have a term of five years and are exercisable, on a cumulative basis, at the rate of one quarter of the number of shares subject to the option in each year commencing one year after the date of the grant.

           See "Executive Compensation" for information concerning the compensation of Mr. Alfred J. Roach and Dr. Paul E. Gargan for their services as executive officers of the Company. The Company is also a party to an employment agreement dated October 1, 1996 with Ms. Ellena M. Byrne, pursuant to which Ms. Byrne is serving as Executive Vice President of the Company. The Employment Agreement provides for a term extending, subject to certain terms and conditions, until September 30, 2001 and an annual salary of U.S. $18,200 and (pound)50,000 Irish Pounds (U.S. $78,800 at March 31, 1997). Dr. Born serves as a consultant to the Company for which he receives compensation at the rate of $12,000 per annum.

REQUIRED VOTE

           A plurality of the votes cast at the Meeting by the holders of Class A Common Stock and Class B Common Stock voting together as one class, with Class A Common Stock having one vote per share and Class B Common Stock having ten votes per share, will be required for the election of directors. The Board of Directors recommends that stockholders vote FOR each of Alfred J. Roach, Paul E. Gargan, Ellena M. Byrne, Timothy J. Roach, Gustav V.R. Born, Joseph C. Hogan and William G. Sharwell to serve as directors of the Company.


                               EXECUTIVE OFFICERS

           The only executive officers of the Company, in addition to Alfred J. Roach, Paul E. Gargan, Timothy J. Roach and Ellena M. Byrne (whose backgrounds are described under the caption "Election of Directors - Background of Nominees" above), are:

           Stephen H. Ip, Ph.D., 50, has been Executive Vice President and Chief Operating Officer of the Company since January 1997. Prior to joining the Company, Dr. Ip served as Vice President, Corporate and Business Development at Paracelsian, Inc., a public company engaged in clinical and pre-clinical development of drugs and supplements for the treatment of AIDS and cancer, from 1996. From 1990 through 1995, Dr. Ip served as President, Chief Operating Officer and director of CytoMed, Inc., a biopharmaceutical company engaged in the research and development of synthetic chemical drugs and recombinant proteins for the treatment of acute and chronic diseases. From 1984 through 1989 he was Vice President and a scientific co-founder of T Cell Sciences, Inc., a biotechnology company.

           Joseph P. Laurino, Ph.D., 39, has been Senior Vice President-Research and Development of the Company since February 1997. Prior to joining the Company, Dr. Laurino served as Director of Clinical Chemistry and Assistant Professor of Pathology in the Department of Pathology and Laboratory Medicine at Memorial Hospital of Rhode Island, Brown University, from 1990 to February 1996. Dr. Laurino was also Senior Scientist for Roche Diagnostic Systems, Inc., a multi-national diagnostic company, from 1988 to 1990, and a Research and Development Scientist at Technicon Instruments Corporation (now Bayer Corporation), a multi-national diagnostic company from 1987 to 1988.

           James H. McLinden, Ph.D., 46, has been Vice President - Molecular Biology of the Company since November 1991. Prior thereto (and since joining the Company in January 1987), Dr. McLinden served as Director of Molecular Biology of the Company.

           Josef C. Schoell, 47, joined the Company in July 1992 as its Controller and was elected Vice President-Finance and Chief Financial Officer of the Company in July 1995. For more than four years prior to joining the Company, Mr. Schoell served as a private consultant specializing in computerized accounting systems and networks. Prior thereto, Mr. Schoell served in various capacities, most recently Assistant Controller, with J.P. Stevens & Co., Inc., a textile manufacturing company. Mr. Schoell is a Certified Public Accountant in the State of New York.


                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

           The following table sets forth information concerning the annual and long-term compensation of the Company's chief executive officer and its President, the only executive officers of the Company whose annual cash compensation for 1996 exceeded $100,000, for services in all capacities to the Company during 1994, 1995 and 1996:

                                          ANNUAL           LONG-TERM
                                       COMPENSATION      COMPENSATION
     NAME AND                        ----------------    ------------
PRINCIPAL POSITION                   YEAR      SALARY       OPTIONS
------------------                   ----      ------       -------

Alfred J. Roach, Chairman            1996     $250,000          --
  of the Board and Chief             1995     $250,000      135,000
  Executive Officer                  1994     $250,000          --

Paul E. Gargan, President            1996     $162,000          --
                                     1995     $150,000       31,500
                                     1994     $148,000       50,000

OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END VALUES

           No options were granted during 1996 to either of the executive officers named in the Summary Compensation Table. The following table contains information concerning options exercised during 1996, and the number of shares of Class A Common Stock underlying unexercised options held at December 31, 1996, by the executive officers named in the Summary Compensation Table.

                                                                                VALUE OF
                                                          NUMBER OF             UNEXERCISED
                                                          UNEXERCISED           IN-THE-MONEY
                                                          OPTIONS HELD AT       OPTIONS HELD AT
                                                          FISCAL YEAR-END(#)    FISCAL YEAR-END($)
                    SHARES ACQUIRED    VALUE              (EXERCISABLE/         (EXERCISABLE/
         NAME       ON EXERCISE (#)    REALIZED($)(1)     UNEXERCISABLE)        UNEXERCISABLE)(2)
         ----       ---------------    --------------     --------------        -----------------
 Alfred J. Roach        300,000          $127,500         1,126,250/33,750      $ 216,422/$72,141

 Paul E. Gargan (3)         --               --            143,625/32,875       $ 85,570/$18,211

--------------
(1) The closing price of the Company's Class A Common Stock on The Nasdaq Stock Market's National Market on the date of exercise of the option less the exercise price of the option.

(2) The closing price of the Company's Class A Common Stock The Nasdaq Stock Market's National Market on December 31, 1996 less the exercise price of each option.

(3)   Excludes options held by Dr. Gargan's wife.

EMPLOYMENT AGREEMENTs

           The Company is a party to an employment agreement dated May 10, 1996 with Dr. Paul E. Gargan, President of the Company, which provides for a term extending, subject to certain terms and conditions, until June 30, 1998. Dr. Gargan's annual salary was increased from $150,000 to $175,000 effective July 1, 1996

REPORT OF COMPENSATION COMMITTEE CONCERNING EXECUTIVE COMPENSATION

           The Compensation Committee of the Board of Directors, consisting of Messrs. Joseph C. Hogan and William G. Sharwell, "non-employee" directors, within the meaning of Rule 16b-3 promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, and "outside directors", within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended ("Section 162(m)"), is authorized to consider and recommend to the Board of Directors salaries, bonuses and other compensation arrangements for executive officers and to grant all options under, and administer, the Company's employee stock option plans.

           The Compensation Committee believes that the Company, as a development stage company, should create compensation packages to attract and retain executives who can bring the experience and skills to the Company necessary for the development of the Company and its products. To date, this has been accomplished by utilizing salary as the base compensation and stock options to promote long-term incentives. As the Company grows, other forms of annual and long-term compensation arrangements may be developed to provide appropriate incentives and to reward specific accomplishments.

           In determining base salaries, the Compensation Committee examines, among other factors, the executive's performance, degree of responsibility and experience, as well as general employment conditions and economic factors. No specific weights are assigned to any of the factors employed by the Compensation Committee. In 1996, the salaries of certain executive officers were increased, using subjective standards, to recognize their performance.

           The Compensation Committee also makes use of stock options to provide long-term incentive compensation to many of the Company's employees, including executive officers, enabling them to benefit, along with all stockholders, if the market price for Class A Common Stock rises. The Compensation Committee believes that the use of stock options ties employee interests to those of the Company's stockholders through stock ownership and potential stock ownership, while also providing the Company with a means of compensating employees using a method which enables the Company to conserve its available cash for operations and product development. To assure the long-term nature of the incentive, options granted have generally not become exercisable during the first year after grant and thereafter have become exercisable over a period of two to four years. Decisions of the Compensation Committee as to option grants are based, in large measure, upon a review of such factors as the executive's level of responsibility, other compensation, accomplishments and goals, and when the last option was granted to such executive, as well as recommendations and evaluations of the executive's performance and prospective contributions by the Company's Chief Executive. Determinations have been made subjectively without giving weight to specific factors.

           Chief Executive Officer Compensation. The salary of Alfred J. Roach, the Company's Chief Executive Officer has remained unchanged for the past four years, although he was granted options to purchase shares of the Company's Class A Common Stock during 1995 under the Company's 1986 Stock Option Plan in recognition of his efforts on behalf of the Company. No options were granted to Mr. Roach in 1996.

           Certain Tax Legislation. Section 162(m) precludes a public company from taking a federal income tax deduction for annual compensation in excess of $1,000,000 paid to its chief executive officer or any of its four other most highly compensated executive officers. Certain "performance based compensation" is excluded from the deduction limitation. Any compensation resulting from the exercise of stock options granted by the Company should be eligible for exclusion. Any compensation resulting from the exercise of stock options granted by the Company should be eligible for exclusion since all options were either granted prior to the adoption of Section 162(m) or under a plan approved by the Company's stockholders which was designed to conform to regulations for determining whether options are deemed "performance based compensation." The Committee believes that the limitations on compensation deductibility under
Section 162(m) will have no effect on the Company in the foreseeable future, and intends to take such action as may be necessary, including obtaining stockholder approval where required, in order for compensation not to be subject to the limitation on deductibility imposed by Section 162(m) of the Code.

Respectfully submitted,


Joseph C. Hogan
William G. Sharwell

PERFORMANCE GRAPH

           The following graph compares the cumulative return to stockholders of Class A Common Stock from January 1, 1992 (the first point shown in the following graph) through December 31, 1996 with the Nasdaq Market Index and the Dow Jones Industry Group BTC - Biotechnology Index for the same period. The comparison assumes $100 was invested on December 31, 1991 in Class A Common Stock and in each of the comparison groups, and assumes reinvestment of dividends (the Company paid no dividends during the periods):




                                  [GRAPH HERE]



At December 31,                         1991   1992   1993   1994    1995   1996
--------------------------------------------------------------------------------
American Biogenetic Sciences             100     71     63     19      35     52
Peer Group Index                         100     84     79     71     121    125
NASDAQ Market Index                      100    101    121    127     165    205
--------------------------------------------------------------------------------


SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

           Section 16(a) of the Securities Exchange Act requires the Company's executive officers and directors, and persons who beneficially own more than 10% of the Company's Class A Common Stock, to file initial reports of ownership, and reports of changes of ownership, of the Company's equity securities with the Securities and Exchange Commission and furnish copies of those reports to the Company. Based solely on a review of copies of the reports furnished to the Company, or written representation that no reports were required, the Company believes that all reports required to be filed by such persons with respect to the Company's year ended December 31, 1996 were timely filed, except that Ms. Byrne failed to timely file one report covering the receipt of a gift of Common Stock by her minor child.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

           On January 17, 1997, Mr. Alfred J. Roach purchased 100,000 shares of the Company's Class B Common Stock for $343,750, or $3.4375 per share, the closing bid price of the Company's Class A Common Stock (into which the Company's Class B Common Stock is convertible on a share-for-share basis) on The Nasdaq Stock Market's National Market on that date.

          PROPOSAL 2. RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

           The Board of Directors has selected the firm of Arthur Andersen LLP as the independent auditors of the Company for the year ending December 31, 1997. Arthur Andersen LLP has acted for the Company in such capacity since 1987. The Board proposes that the stockholders ratify such selection at the Meeting.

           Representatives of Arthur Andersen LLP are expected to be present at the Meeting and will be afforded an opportunity to make a statement if they so desire and to respond to appropriate questions.

REQUIRED VOTE

           The affirmative vote of a majority of the shares of Class A Common Stock and Class B Common Stock present, in person or by proxy, at the Meeting and entitled to vote on this proposal, voting together as one class, with Class A Common Stock having one vote per share and Class B Common Stock having ten votes per share, will be required to adopt this proposal. The Board of Directors recommends that stockholders vote FOR approval of this proposal.


                                  MISCELLANEOUS

STOCKHOLDER PROPOSALS

           From time to time stockholders may present proposals which may be proper subjects for inclusion in the proxy statement and form of proxy relating to that meeting. In order to be considered, such proposals must be submitted in writing on a timely basis. Stockholder proposals intended to be included in the Company's proxy statement and form of proxy relating to the Company's next Annual Meeting of Stockholders must be received at 1375 Akron Street, Copiague, New York 11726, by January 15, 1998. Any such proposals, as well as any questions relating thereto, should be directed to the Secretary of the Company.

ANNUAL REPORT ON FORM 10-K

           A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 1996, which has been filed with the Securities and Exchange
Commission, is also available, without charge, to stockholders who are interested in more detailed information about the Company. Requests for a copy of that report should be addressed to Timothy J. Roach, Treasurer, at 1375 Akron Street, Copiague, New York 11726.

                                             By Order of the Board of Directors,


                                                     Timothy J. Roach
                                                        Secretary

May 15, 1997

                       AMERICAN BIOGENETIC SCIENCES, INC.
            PROXY FOR ANNUAL MEETING OF STOCKHOLDERS - JUNE 18, 1997

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

           The undersigned hereby appoints, as proxies for the undersigned, JAMES R. GROVER, JR., TIMOTHY J. ROACH and LEONARD W. SUROFF, or any one or more of them, with full power of substitution, to vote all shares of the capital stock of American Biogenetic Sciences, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Stockholders of the Company to be held on Wednesday, June 18, 1997, at 4:00 P.M., Eastern Daylight Savings Time, at Boston University, 595 Commonwealth Avenue, Boston, Massachusetts, and at any adjournments or postponements thereof, receipt of Notice of which meeting and the Proxy Statement accompanying the same being hereby acknowledged by the undersigned, upon the matters described in the Notice of Meeting and Proxy Statement and upon such other business as may properly come before the meeting and any adjournments or postponements thereof, hereby revoking any proxies heretofore given.

           EACH PROPERLY EXECUTED PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE BELOW AND ON THE REVERSE SIDE HEREOF. IF NO SPECIFICATIONS ARE MADE, THE PROXIES WILL BE VOTED FOR EACH LISTED NOMINEE TO SERVE AS A DIRECTOR AND FOR PROPOSAL 2.

           A VOTE FOR EACH NOMINEE AND FOR PROPOSAL 2 IS RECOMMENDED BY THE BOARD OF DIRECTORS.


1.    Election of Directors (check one box only)




[_]   FOR EACH NOMINEE LISTED BELOW                [_]    WITHHOLD AUTHORITY
      (except as marked to the contrary below):           to vote for all
                                                          nominees listed below

            ALFRED J. ROACH, PAUL E. GARGAN, ELLENA M. BRYNE, TIMOTHY J. ROACH, GUSTAV V. R. BORN, JOSEPH C. HOGAN and WILLIAM G. SHARWELL

(Instruction: To withhold authority to vote for any nominee, circle that nominee's name in the above list)

                                    (continued and to be signed on reverse side)

2. To ratify the selection of Arthur Andersen LLP as independent auditors for the Company.


                                             FOR          AGAINST        ABSTAIN
                                             [_]            [_]             [_]


                                             Dated:_______________________, 1997


                                             ___________________________________
                                                   (SIGNATURE OF STOCKHOLDER)


                                             ___________________________________
                                                   (SIGNATURE OF STOCKHOLDER)


                                             NOTE:  PLEASE  SIGN  YOUR  NAME  OR
                                             NAMES  EXACTLY AS SET FORTH HEREON.
                                             FOR  JOINTLY  OWNED  SHARES,   EACH
                                             OWNER  SHOULD  SIGN.  IF SIGNING AS
                                             ATTORNEY, EXECUTOR,  ADMINISTRATOR,
                                             TRUSTEE   OR    GUARDIAN,    PLEASE
                                             INDICATE  THE CAPACITY IN WHICH YOU
                                             ARE  ACTING.  PROXIES  EXECUTED  BY
                                             CORPORATIONS  SHOULD BE SIGNED BY A
                                             DULY AUTHORIZED  OFFICER AND SHOULD
                                             BEAR THE CORPORATE SEAL.

              PLEASE DATE AND SIGN THIS PROXY AND MAIL IT PROMPTLY
           IN THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED
                              IN THE UNITED STATES.